UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2005

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

On January 20, 2005, InnSuites Hospitality Trust (the “Trust”) received written notice, dated January 17, 2005, from McGladrey & Pullen, LLP (“McGladrey”) that McGladrey had resigned as the Trust’s principal independent accountant to audit the Trust’s financial statements.  In addition, McGladrey informed the Trust that it will complete the necessary reviews in connection with the restatements described in the Trust’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 18, 2005.  Anthony Waters, the Trust’s Chief Financial Officer, spoke with representatives of McGladrey on January 17, 2005 regarding the Trust’s relationship with McGladrey, however, Mr. Waters did not believe that McGladrey had resigned on that date.

The Audit Committee of the Board of Trustees of the Trust has begun the process of selecting a new principal independent accountant to audit the Trust’s financial statements.

The reports of McGladrey on the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003, and in the subsequent interim periods through January 20, 2005, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the matter in its report.

In connection with the audits of the Trust’s financial statements for the fiscal years ended January 31, 2004 and 2003, and in the subsequent interim periods through January 20, 2005, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except that, on January 7, 2005, McGladrey provided a letter to the Audit Committee and management of the Trust noting two reportable conditions under standards established by the American Institute of Certified Public Accountants that McGladrey believed to be material weaknesses.  McGladrey has advised the Trust that it believes that these two reportable conditions constitute “reportable events.”

The first reportable condition involves the lack of sufficient segregation of duties and responsibilities with respect to the recording and approval of financial information that occurred due to the departure of the Trust’s Controller.  Effective January 31, 2005, the Trust rehired its former Controller who will oversee the recording of financial information while the Trust’s Chief Financial Officer will continue in his prior role of approving financial information.  The second reportable condition involves the need for “numerous adjusting journal entries” and “significant financial statement presentation changes,” which resulted in McGladrey concluding that the Trust’s “monthly internal financial statements may not be reliable.”  The Trust has hired additional accounting staff and is considering additional measures that will better ensure the reliability of the Trust’s internal financial statements.

On December 10, 2004, the Audit Committee discussed the conditions described above with McGladrey, but did not receive the letter identifying those conditions as reportable conditions and material weaknesses until January 7, 2005.  Management of the Trust subsequently discussed the letter received on January 7, 2005 with McGladrey.  The Trust has authorized McGladrey to respond fully to the inquiries of any successor accountant concerning the subject matter of the reportable conditions described above.

The Trust provided a copy of this Form 8-K/A to McGladrey on February 1, 2005 and requested McGladrey to furnish the Trust with a letter addressed to the Securities and Exchange Commission with respect to their agreement with the disclosures contained herein.  That letter is being filed as an exhibit to this Form 8-K/A.

Item 9.01                                             Financial Statements and Exhibits

(c)                                                                                  Exhibits.

16.1                                                                           Correspondence from McGladrey & Pullen, LLP, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Anthony B. Waters
Anthony B. Waters
Chief Financial Officer

Date:  February 4, 2005